EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the inclusion by reference in this registration statement on Form S-3 (Registration No. 333- ) of our report dated March 30, 1998 on our audits of the financial statements of Anicom, Inc., our report dated July 27, 1998 on the financial statements of TW Communication Corp. appearing in the Company's Current Report on 8-K/A dated July 31, 1998, our report dated
September 9, 1997 on the financial statements of Energy Electric cable, a division of Connectivity Products Incorporated appearing in the Company's Current Report on Form 8-K/A (Amendment No. 1), dated September 25, 1997, our report dated April 25, 1996 on the financial statements of Northern Wire & Cable, Inc. appearing in the Company's Current Report on Form 8-K/A (Amendment No. 2) dated May 23, 1996, and our report dated October 1, 1996 on the financial statements of Norfolk Wire & Cable, Inc. appearing in the Company's Current Report on Form 8-K/A (Amendment No. 2), dated November 5, 1996. We also consent to the reference to our firm under the caption "Experts".


Chicago, Illinois
August 18, 1998


                                     /s/ PricewaterhouseCoopers LLP